Exhibit 107

Calculation of Filing Fee Tables

Form S-1

(Form Type)

AMC Robotics Corporation

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price(1)	Fee Rate	Amount of Registration Fee
Fees to Be Paid	Equity	Common Stock, $0.0001 par value	457(c)	19,024,027	6.305	(2)	119,946,490.24	0.0001381	16,564.61
Fees to be Paid	Equity	Ordinary Shares underlying the Warrants	457(g)	5,576,301	$4.017		$22,400,000.00	0.0001381	3,093.44
	Total Offering Amounts						$142,346,490.24		$19,658.05
	Total Fees Previously Paid								19,658.05
	Net Fee Due								$0

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).
(2)	Based on the average of the high and low prices reported on December 23, 2025.